Exhibit 99.3

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED FINANCIAL

STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2025

THE HERB CHAMBERS COMPANIES

CONTENTS

Unaudited Financial Statements

Combined Balance Sheet	1-2
Combined Statement of Operations and Comprehensive Income	3
Combined Statement of Changes in Equity	4
Combined Statement of Cash Flows	5-6

Notes to Combined Financial Statements	7-34

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED BALANCE SHEET

MARCH 31, 2025

Assets

Current Assets
Cash	$93,385,094
Investments	74,658,848
Accounts receivable, net of allowance for credit losses of $888,584	80,576,122
Inventories, net	458,369,365
Due from related parties	649,387
Prepaid taxes and expenses	1,488,618

Total Current Assets	709,127,434

Net Property and Equipment	21,098,183

Other Assets
Right of use assets, net	211,907,619
Due from owner	105,320,982
Goodwill	31,612,738
Investment in partnerships	1,151,175
Other assets	261,453

Total Other Assets	350,253,967

Total Assets	$1,080,479,584

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED BALANCE SHEET

MARCH 31, 2025

Liabilities and Equity

Current Liabilities
Floorplan notes payable	$456,356,735
Current portion of operating lease liabilities	42,239,300
Current portion of finance lease liability	439,105
Accounts payable and other accrued expenses	63,347,507

Total Current Liabilities	562,382,647

Long-Term Liabilities
Insurance loss fund	4,008,636
Operating lease liabilities, net of current portion	169,493,875
Finance lease liability, net of current portion	1,383,329

Total Long-Term Liabilities	174,885,840

Total Liabilities	737,268,487

Equity
Common stock	2,689,100
Additional paid-in capital	31,426,059
Retained earnings	287,425,689
Member's equity	21,373,614
Accumulated comprehensive income	296,635

Total Equity	343,211,097

Total Liabilities and Equity	$1,080,479,584

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Sales	$786,375,637

Cost of Sales	657,118,468

Gross Profit	129,257,169

Operating Expenses	126,084,148

Income from Operations	3,173,021

Other Income, net
Investment income, net	137,594
Other income, net	3,931,628

Total Other Income	4,069,222

Net Income	7,242,243

Other Comprehensive Income
Unrealized holding loss	(34,906)

Comprehensive Income	$7,207,337

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Common Stock, beginning of period	$2,689,100

Common Stock, end of period	$2,689,100

Additional Paid-in Capital, beginning of period	$31,426,059

Additional Paid-in Capital, end of period	$31,426,059

Retained Earnings, beginning of period	$282,356,061
Net income	7,604,649
Distributions to stockholder	(2,535,021)

Retained Earnings, end of period	$287,425,689

Member's Equity, beginning of period	$24,236,020
Net loss	(362,406)
Distributions to member	(2,500,000)

Member's Equity, end of period	$21,373,614

Accumulated Other Comprehensive Income, beginning of period	$331,541
Unrealized holding loss	(34,906)

Accumulated Other Comprehensive Income, end of period	$296,635

Total Equity, beginning of period	$341,038,781
Unrealized holding loss	(34,906)
Distributions to stockholder and member	(5,035,021)
Net income	7,242,243

Total Equity, end of period	$343,211,097

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Cash Flows from Operating Activities
Net income	$7,242,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,914,318
Amortization of right of use assets	9,771,113
Allowance for credit losses	24,079
Investment income, net	(137,594)
Changes in operating assets and liabilities:
Accounts receivable	(7,685,886)
Inventories	13,746,596
Due from related parties	(250,508)
Prepaid taxes and expenses	563,620
Accounts payable and other accrued expenses	859,250
Income taxes payable	(545,117)
Repayments on operating lease liabilities	(9,846,436)
Insurance loss fund	227,936

Net Cash Provided by Operating Activities	15,883,614

Cash Flows from Investing Activities
Purchases of property and equipment	(981,270)

Net Cash Used in Investing Activities	(981,270)

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

UNAUDITED COMBINED STATEMENT OF CASH FLOWS (CONTINUED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Cash Flows from Financing Activities
Net advances on floorplan notes payable	$3,255,253
Net repayments on due to/from owner	(384,039)
Repayments on finance lease liability	(106,062)
Distributions paid to stockholder and member	(5,035,022)

Net Cash Used in Financing Activities	(2,269,870)

Net Increase in Cash	12,632,474

Cash, Beginning of period	80,752,620

Cash, End of period	$93,385,094

Supplementary Disclosures (Note 12)

See accompanying notes to the combined financial statements.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies

Business Operations and Principles of Combination

The Herb Chambers Companies’ (the Group) combined operations consist of sales of new and used vehicles, finance, warranty and insurance products, service, collision repairs, and parts in the New England area. The Group’s trade receivables are due primarily from retail customers. In addition, the majority of the vehicle and contract receivables are due from manufacturers’ financing subsidiaries and financial institutions relating to sales of new and used vehicles with the balance due from various wholesale customers. The Group purchases vehicles, parts and supplies from the manufacturers and participates in incentive programs. These transactions result in both a receivable from and payable to the manufacturers.

The Group includes Jennings Road Management Corp. (JRM), established to provide management, insurance, and other related services to the Herb Chambers automobile dealerships and other entities owned by Herbert G. Chambers. The Group also includes HGC Holdings, LLC, established to hold investments and provide liquidity financing to the Herb Chambers dealerships.

The combined financial statements of the Group are prepared in conformity with accounting principles generally accepted in the U.S. (GAAP) and all the intercompany balances and transactions have been eliminated in the combined statements. These entities are owned by Herbert G. Chambers. These entities include:

Entity	Authorized Dealer
Herb Chambers Route 1, Inc.	Lexus
Herb Chambers I-93, Inc.	Mercedes-Benz, AMG and Commercial Vans
Herb Chambers Commonwealth Avenue, Inc.	Porsche
Silver Star, Inc.	Mercedes-Benz, AMG and Commercial Vans
Herb Chambers 1172, Inc.	BMW and Mini
Herb Chambers Cambridge Street, Inc.	Audi
Herb Chambers Cadillac, Inc.	Cadillac, Maserati and Alfa Romeo
Herb Chambers 1186, Inc.	Honda
Herb Chambers 128, Inc.	Honda
Herb Chambers 44, Inc.	Honda
Herb Chambers Route 9, Inc.	Honda (sold franchise December 2024)
Herb Chambers of Brookline, Inc.	Audi
Herb Chambers I-95, Inc.	Chrysler, Jeep, Dodge, Ram and Fiat
Herb Chambers of Millbury, Inc.	Chrysler, Jeep, Dodge, Ram and Fiat
Herb Chambers of Auburn, Inc.	Toyota, Hyundai and Genesis
Herb Chambers 1168, Inc.	Toyota

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Business Operations and Principles of Combination (Continued)

Entity	Authorized Dealer
Dave Dinger Ford, Inc.	Ford
Herb Chambers of Westborough, Inc.	Ford
Herb Chambers of Andover Street, Inc.	Chevrolet
Herb Chambers Boston Post Road, Inc.	BMW
Herb Chambers of Wayland, Inc.	Bentley, Rolls Royce, Lamborghini, Alfa Romeo and Maserati
Herb Chambers of Natick, Inc.	Mercedes-Benz, Commercial Vans and AMG
Herb Chambers of Sudbury, Inc.	Land Rover
Herb Chambers 75 Otis Street, Inc.	Infiniti
Herb Chambers of Burlington, Inc.	Kia
Herb Chambers 22 Brighton Ave, Inc.	Vespa & Genuine Scooters
Herb Chambers 1188, Inc.	Land Rover and Jaguar
Herb Chambers of Millbury II, Inc.	Alfa Romeo and Maserati
Herb Chambers 395 Broadway, Inc.	Cadillac
Herb Chambers Boston Turnpike, Inc.	Volvo
Herb Chambers of Norwood, Inc.	Lincoln
Herb Chambers 62 Cambridge, Inc.	Porsche
Jennings Road Management Corp.	Corporate management, insurance and other related services
HGC Holdings, LLC	Liquidity financing and investing

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Group recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, “Revenue from Contracts with Customers”, which provides a five-step model for recognizing revenue with customers as follows:

1.	Identify the contract with a customer

2.	Identify the performance obligations in the contract(s)
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when or as performance obligations are satisfied

In the following table of sales, cost of sales and gross profit are disaggregated by major lines of goods and services.

Sales
New vehicle	$406,040,869
Used vehicle - retail	224,309,519
Used vehicle - wholesale	15,966,354
Service, parts and body	110,244,664
Finance and insurance	29,814,231
Total sales	$786,375,637

Cost of Sales
New vehicle	371,901,568
Used vehicle - retail	208,369,031
Used vehicle - wholesale	15,647,230
Service, parts and body	61,200,639
Total cost of sales	$657,118,468

Gross Profit
New vehicle	34,139,301
Used vehicle - retail	15,940,488
Used vehicle - wholesale	319,124
Service, parts and body	49,044,025
Finance and insurance	29,814,231
Total gross profit	$129,257,169

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The following describes the major product lines, which represent the disaggregation of revenue to transactions that are similar in nature, amount, timing, uncertainties and economic factors.

New Retail Vehicle and Used Retail Vehicle Sales - Revenue from the retail sale of a vehicle is recognized at a point in time, as all performance obligations are satisfied when a contract is signed by the customer, financing has been arranged or collectability is probable and the control of the vehicle is transferred to the customer. The transaction price for a retail vehicle sale is specified in the contract with the customer and includes all cash and non-cash consideration. In a retail vehicle sale, customers often trade in their current vehicle. The trade-in is measured at its stand-alone selling price in the contract, utilizing various third-party pricing sources. There are no other non-cash forms of consideration related to retail sales. All vehicle rebates are applied to the vehicle purchase price at the time of the sale and are therefore incorporated into the price of the contract at the time of the exchange.

Used Vehicle Wholesale Sales - When the Group uses a third-party auction to facilitate the sale of used vehicles, the Group has determined that the auction acts as an agent under the agreement. Therefore, the Group recognizes revenues and cost of sales on a gross basis upon delivery of the vehicle to the customer, which is the point at which transfer of control occurs and when the performance obligation is satisfied. The transaction price for wholesale vehicle sales is established by the winning bid under the auction process and is generally settled within 7 days of the satisfaction of the performance obligation.

Service, Body and Parts Sales - Revenue from service, body and parts sales is recognized upon the transfer of control of the parts or service to the customer. The Group allows for customer returns on sales of certain parts inventory up to 7 days after the sale and are subject to a 20% handling charge.

Finance and Insurance Sales, net - Revenue from finance and insurance sales is recognized, net of estimated charge-backs, at the time of the sale of the related vehicle. As a part of the vehicle sale, we seek to arrange financing for customers and sell a variety of add-ons, such as extended warranty service contracts. These products are inherently attached to the governing vehicle and performance of the obligation cannot be performed without the underlying sale of the vehicle. The Group acts as an agent in the sale of these contracts as the pricing is set by the third-party provider, and our commission is preset. A portion of the transaction price related to sales of finance and insurance contracts is considered variable consideration and is estimated and recognized upon the sale of the contract under the standard.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The Group may be charged back in the future for commissions received on F&I contracts in the event of early termination by the customer. A reserve for future amounts estimated to be charged back, representing variable consideration, is recorded as a reduction to finance and insurance, net in the combined statements of operations. The reserve is estimated based on the Group’s historical chargeback results and the termination provisions of the applicable contracts, and was $8,387,000 at March 31, 2025, and is recorded in accounts payable and other accrued expenses in the accompanying combined balance sheets.

Other Income, net - Other income includes third party service contracts for which the Group receives a commission, documentation fees for processing paperwork as well as revenue from manufacturer programs that are recorded in the period earned. Provisions for rebates to customers, estimated allowances, and other adjustments are provided for in the same period the related sales are recorded.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentration of credit risk consist primarily of cash and accounts receivable. The Group maintains its cash in bank deposits at financial institutions with high credit standing. The balances, at times, may exceed federally insured limits. Accounts receivables are typically short-term, and all probable credit losses have been considered in the establishment of the allowance for credit losses. Periodically, the Group reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have failed. The Group typically does not charge interest on past due receivables. The Group has recorded an allowance associated with the various receivables (see Note 4).

Investments

The Group has investments classified as available-for-sale. Available-for-sale investments are those which the Group may decide to sell if needed for liquidity, asset liability management, or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains or losses included as a separate component of equity and net income and comprehensive income.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Inventories

New vehicles are stated at a specific cost determined by the last-in first-out (LIFO) method of valuation. Used vehicles are valued at the lower of cost or net realize value. Net realizable value is considered to be the lower of wholesale “as is” value, determined by the current used vehicle guidebook, less estimated recondition cost, or the estimated current wholesale market value of the unit as determined by management on specific unit basis. Loaner and rental vehicles and the related liability are recorded at cost at the time the vehicles are placed in service. The Group receives loaner assistance money from the manufacturer which is applied against recorded cost and the Group makes market value adjustments to these vehicles. Parts and accessories are generally stated at the current manufactures’ catalog prices, which approximate cost determined on the first-in, first out or specific identification basis.

Property and Equipment

Property and equipment is stated at cost, or fair value for assets acquired in a business combination, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expenses in the period incurred. Depreciation is provided primarily by use of straight-line methods over the estimated useful lives of the assets, which range from five to thirty-nine years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement. When property and equipment are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized.

The Group reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. No impairment losses were recognized for the three months ended March 31, 2025.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Goodwill

Goodwill results from business acquisitions and represents the excess of the purchase price over the fair value of acquired assets and assumed liabilities. In accordance with GAAP, goodwill is not amortized. Goodwill is assessed at least annually for impairment, and any such impairment will be recognized in the period it is identified. Factors considered by the Group in performing this review, include current operating income, trends, fair value of reporting units, and other economic factors.

For the three months ended March 31, 2025, the Group had positive equity and the Group elected to perform a qualitative assessment to determine if it was more likely than not that the fair value of the reporting unit exceeded its carrying value, including goodwill. The qualitative assessment indicated that it was more likely than not that the fair value of the reporting unit exceeded its carrying value, resulting in no impairment for the operations.

Insurance Program

The Group administers self-insured programs for the workers’ compensation and property and casualty insurance coverage for the dealerships owned by Herbert G. Chambers. As part of these programs, the Group collects from the dealerships base premiums and loss payments. The payment of claims is administered by third party service providers. Since the Group is not an insurance company, it accounts for these payments, net of related premiums and insurance claims paid, on the combined balance sheets as an insurance loss fund liability (see Note 10).

Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting equity that, under GAAP, are excluded from net income. For the Group, such items consist of unrealized gains and losses on marketable fixed income securities classified as available-for-sale.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Advertising

The Group expenses advertising costs as incurred. The Group receives advertising assistance from the manufacturers, which is treated as a reduction of advertising expenses. Advertising costs for the three months ended March 31, 2025, net of assistance, were approximately $4,902,000.

Income Taxes

The owner has elected, for federal income tax purposes, to have the underlying companies taxed as small business corporations (S Corporations) and a limited liability company (LLC) treated as a partnership. These elections provide for the net income or loss of the entities to be reported on the owner’s personal federal and state income tax returns.

The Group follows guidance issued by the Financial Accounting Standards Board (FASB) with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded.

Due to its pass-through status, the Group is not subject to U.S. federal income tax. The Group does not have any unrecognized tax benefits and does not expect that to significantly change in the next 12 months.

Under the Massachusetts corporate tax reform provisions, unitary combining reporting is required for multi-state corporations. Under the definitions, the Group and other related party entities are considered a unitary business, under common ownership and part of a combined group for purposes of filing a combined tax return in Massachusetts. In September 2021, Massachusetts legislature enacted an elective pass-through entity excise tax. Under the legislation, for tax years beginning on or after January 1, 2021, entities taxed as “S” corporations and partnerships may elect annually to be subject to the pass-through entity excise at a rate of 5%. No provision is made for deferred state income tax in these combined financial statements due to its immateriality.

Herb Chambers Cadillac, Inc. is a Rhode Island entity and pays no state tax on its income and receives no benefit from its losses, if any, in accordance with the current state tax laws. In lieu of State of Rhode Island corporate income taxes, the owner is taxed on this entity’s taxable income. JRM also has Rhode Island return filing requirements, and in lieu of corporate income tax, the owner is taxed on this entity’s taxable income.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

JRM and HGC Holdings, LLC are Connecticut entities and pay no state tax on income and receive no benefit from losses, if any, in that state, in accordance with current state tax laws. In lieu of State of Connecticut income taxes, the Group’s owner is taxed on the Group’s taxable income. During the three months ended March 31, 2025, state temporary differences were immaterial and, accordingly, no deferred state tax provision for income taxes is reflected in the accompanying combined financial statements.

JRM and all other entities included in this combined financial statement, other than Herb Chambers Cadillac, Inc. and HGC Holdings, LLC are taxed at the corporate level for Massachusetts state income tax purposes in accordance with current state tax laws. State income tax expense for the three months ended March 31, 2025 was approximately $3,490,000, respectively, and is included in operating expenses in the accompanying combined statements of operations and comprehensive income.

Accounting for Uncertainty in Income Taxes

The Group evaluates all significant tax positions as required by GAAP. As of March 31, 2025, the Group does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year. The Group files federal, Massachusetts, Connecticut and Rhode Island income tax returns, which represent the major tax jurisdictions of the Group.

Delivery Cost

The Group’s policy is to expense delivery cost in excess of manufactures’ reimbursements as operating expenses.

Sales Taxes Collected and Remitted to Governmental Authorities

The Group collects sales tax from customers in various state and local taxing jurisdictions and remits these amounts monthly to applicable taxing authorities. These amounts are excluded from net sales.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Basis of Accounting and Use of Estimates

The accompanying combined financial statements have been prepared in conformity with GAAP following the accrual basis of accounting. The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include used vehicle lower of cost or net realizable value, useful lives of property and equipment, estimated value of goodwill, allowance for credit losses, unearned prepaid maintenance revenue, self-insurance reserves, and the provision for chargebacks. It is reasonably possible that these estimates may change and the effect may be material.

Major Suppliers and Dealership Agreements

The Group enters into dealership agreements with the manufacturers. These agreements permit the Group to stock, sell and service vehicles and products of the manufacturers and use of the manufacturers’ name and trade symbols. These transactions result in both a receivable from and payable to the manufacturers. The Group’s sales could be impacted by the manufacturers’ inability or unwillingness to supply the Group with an adequate number or mix of vehicles.

The dealership agreements generally limit the location of the dealership and give the manufacturer rights to approve changes in the dealership ownership. The manufacturer is entitled to terminate the dealership agreement if the Group is in breach of its terms.

Leases

Right of use assets represent the Group’s right to use an underlying asset for the lease term and operating lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right of use assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

If the lease does not provide an implicit rate, an incremental borrowing rate based on the information available at the lease commencement date is used in determining the present value of lease payments. The incremental borrowing rate for operating leases that commenced in the period is determined by using the Group’s incremental borrowing rates.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 1 - Summary of Significant Accounting Policies (Continued)

Leases (Continued)

The Group has elected not to recognize a right of use asset and operating lease liability for leases with an initial term of twelve months or less as well as any lease covering immaterial assets. Lease expense is recognized for these leases on a straight-line basis over the lease term. Variable lease payments that are dependent on usage, output, or may vary for other reasons, are excluded from lease payments in the measurement of the right of use asset and operating lease liability, and accordingly are recognized as lease expense in the period the obligation for those payments is incurred. For lease agreements entered into or reassessed after the adoption of Topic 842, lease and non-lease components are combined.

Certain leases include renewal and/or termination options, with renewal terms that can extend the lease term from one to five years, and the exercise of lease renewal options under these leases is at the Group’s sole discretion. These options are included in the lease term used to determine right-of-use assets and corresponding liabilities when it is reasonably certain the Group will exercise the option. The depreciable life of assets and leasehold improvements are limited by the expected lease term. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Note 2 - Investments

Investments consist mainly of money market instruments, publicly traded fixed income, equity and other investment securities and are classified as available-for-sale because they can be sold at any time. Cost is determined by the specific identification method. Unrealized gains and losses on marketable equity and other investment securities are included in net income. Unrealized gains and losses on marketable fixed income securities are included in other comprehensive income.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 2 - Investments (Continued)

Investments classified as available-for-sale consisted of the following at March 31, 2025:

	Investments	Gross	Gross	Investments
	at	unrealized	unrealized	at fair
	Cost	gains	losses	value
Money market funds	$5,378,253	$--	$--	$5,378,253
Marketable fixed income securities	40,533,492	336,032	(103,948)	40,765,576
Marketable equity securities	20,199,383	8,253,240	(148,509)	28,304,114
Other investment securities	133,882	78,258	(1,235)	210,905

Total	$66,245,010	$8,667,530	$(253,692)	$74,658,848

Contractual maturities of available-for-sale debt securities at March 31, 2025, are as follows:

		Estimated
	Cost	Fair Value
Due in one year or less	$6,751,271	$6,293,940
Due in 1–2 years	7,909,793	8,024,430
Due in 2–5 years	8,360,980	7,756,237
Due after 5 years	3,261,117	3,931,946
Bond funds with varying maturities	14,250,331	14,759,023

Total investments with contractual maturities	$40,533,492	$40,765,576

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 2 - Investments (Continued)

Proceeds and net investment income consisted of the following for the three months ended March 31, 2025:

Gross proceeds	$5,411,413

Gross realized gains	$872,539
Gross realized losses	(3,706)
Net unrealized gain	(1,167,838)
Interest income	336,264
Dividend income	223,738
Amortization of bonds	(37,878)
Agency expense	(85,525)

Investment income	$137,594

Note 3 - Fair Value

GAAP defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Group’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

A fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. The fair values of money market funds and marketable equity securities that are readily marketable are determined by obtaining quoted prices on nationally recognized securities exchanges.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 3 - Fair Value (Continued)

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. The fair values of certificates of deposit are determined through inquiries of the financial institutions from which they originated. The fair values are typically the original principal balance plus accrued interest earned with no discounts for credit quality or liquidity determined to be applicable (market approach valuations technique). The fair values of the Group’s marketable fixed income securities and other investments are determined by matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (market approach valuation technique).

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. The Group has no Level 3 financial instruments at March 31, 2025.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of observable inputs. There have been no changes in the methodologies used at March 31, 2025.

Investments measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at March 31, 2025
	Level 1	Level 2	Level 3	Total
Investments:
Money market funds	$5,378,253	$--	$--	$5,378,253
Marketable fixed income securities	--	40,765,576	--	40,765,576
Marketable equity securities	28,304,114	--	--	28,304,114
Other investment securities	--	210,905	--	210,905

Total investments	$33,682,367	$40,976,481	$--	$74,658,848

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 4 - Accounts Receivable

The Group adopted the provisions of ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326) on January 1, 2023 and, accordingly, measures credit losses on receivables using an expected loss model. The adoption of ASU 2016-13 did not have a material impact on the combined financial statements and related disclosures.

Accounts receivable classifications include the following:

•	Vehicles and contracts in transit receivables primarily represent receivables from financial institutions for the portion of the vehicle sales price financed by the customer.

•	Service and parts receivables are comprised of amounts due from customers.

•	Factory, finance and other receivables represent amounts due from manufactures, including holdbacks, rebates, incentives, warranty claims and commissions on the sale of finance and insurance products.

The Group performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral for accounts receivable arising in the normal course of business. Allowances for potential credit losses are determined by considering the financial condition of customers and other economic factors affecting customers, the Group, and their industries.

Accounts receivable consisted of the following at March 31, 2025:

Vehicles and contracts in transit	$50,471,969
Service and parts	2,851,825
Factory, finance and other	28,140,912

81,464,706
Less: allowance for credit losses	888,584

Total accounts receivable, net	$80,576,122

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 4 - Accounts Receivable (Continued)

A roll forward of the allowance for credit losses is as follows at March 31, 2025:

Allowance for credit losses, beginning	$881,912
Provision for credit losses	45,139
Write-offs (recovery)	(38,467)

Allowance for credit losses, ending	$888,584

Note 5 - Inventories and Floorplan Notes Payable

Inventories consisted of the following at March 31, 2025:

New vehicles	$317,467,240
Used vehicles	98,882,794
Lease and rental vehicles	52,879,322
Parts, shop and materials	19,721,946

488,951,302
Less: LIFO reserves	30,581,937

Total inventories, net	$458,369,365

Inventories

If the first-in, first-out (FIFO) method of inventory valuation on new vehicles had been used, inventory would have been higher by approximately $30,582,000 at March 31, 2025, respectively, and net income would have increased by approximately $625,000 for the three months ended March 31, 2025.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 5 - Inventories and Floorplan Notes Payable (Continued)

Floorplan Notes Payable

The Group has floorplan agreements with Bank of America, N.A., Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, Ford Motor Credit Company, and Wells Fargo Bank, N.A. for new, used, lease and rental vehicle financing. The notes are collateralized by all of the business assets of the respective dealerships, all of the products and proceeds thereof. The Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, Ford Motor Credit Company, and Wells Fargo Bank, N.A. have the personal guarantee of the Group’s owner. The notes are due when the vehicles are sold. Floorplan notes payable on vehicles have variable interest rates. four agreements with interest based on SOFR rates (4.37 % at March 31, 2025) plus 1.0% to 1.7% and one floorplan agreement with interest based on the prime rate (7.5% at March 31, 2025) plus 1.50%.

The floorplan notes payable agreement with one of the banks is cross-defaulted with other loans from the bank to other entities of the Group and to related real estate entities that are 100% owned by the owner of the Group. These floorplan agreements are guaranteed by the members of the Group and the owner of the Group. The loan agreement contains various financial covenants. At Mar 31, 2025, the Group was in compliance with the financial covenants.

The Group also has loaner and rental vehicle notes payable agreements with BMW North America, Inc. (BMW) and Porsche Financial Services, Inc. for loaner and rental vehicle financing for certain dealerships. The BMW loaner and rental vehicle notes payable agreement has variable interest rates determined monthly based on the prime rate (7.5% at March 31, 2025) less .25%. Lease and rental vehicle notes payable are collateralized by specific vehicles.

At March 31, 2025 the Group had a maximum credit available under the various vehicle financing agreements of $533,410,000, of which $356,356,735, was outstanding. Financing sources provide temporary increases to accommodate fluctuations in units being delivered from the manufacturer.

Total interest expense on floorplan notes payable amounted to approximately $4,800,000 for the three months ended March 31, 2025.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 6 - Net Property and Equipment

Net property and equipment consisted of the following at March 31, 2025:

Buildings and improvements	$11,017,059
Leasehold improvements	2,413,338
Furniture and fixtures	36,763,985
Machinery and equipment	23,416,630
Company vehicles	9,679,125
Parts and service equipment	9,501,466
Finance leases of buildings	4,382,518

97,174,121
Less: accumulated depreciation	76,075,938

Net property and equipment	$21,098,183

Depreciation and amortization expense for the three months ended March 31, 2025 was $1,914,318.

Note 7 - Accounts Payable and Other Accrued Expenses

Accounts payable and other accrued expenses consisted of the following at March 31, 2025:

Accounts payable	$29,590,770
Accrued payroll and payroll taxes	6,210,073
Accrued profit sharing	984,548
Provision for chargebacks	8,387,000
Interest payable	1,438,934
Customer deposits	9,127,317
Other accrued liabilities and current liabilities	7,608,865

Total accounts payable and other accrued expenses	$63,347,507

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 8 - Lines of Credit

The Group has a $7,000,000 revolving line of credit with Toyota Motor Credit Corporation. The credit facility expires on May 31, 2026, with interest payable at Prime minus .49%. The Group has a $10,000,000 revolving credit facility with Bank of America, N.A. The credit facility expires on October 31, 2025, with interest payable at SOFR plus 1.50%. The Group has a $ 5,000,000 revolving credit facility with Wells Fargo Bank, N.A. The credit facility expires on August 31, 2025, with interest payable at SOFR plus 1.10%. The above lines of credit are guaranteed by various dealerships who are included in the respective bank’s floorplan notes payable agreements.

The Group has an additional $10,000,000 line of credit with Wells Fargo Bank, N.A. The credit facility expires on August 31, 2025, with interest payable at SOFR plus 1.25%. The line of credit is guaranteed by two operating entities in the Group, together with the owner.

No borrowings under the lines of credits were outstanding at March 31, 2025.

Note 9 - Leases

Right of Use Assets and Operating Lease Liabilities

The Group leases land and facilities related to dealership operations. The property leases are generally from affiliated companies related by common ownership and management for an initial period of 5 years and are typically structured to include renewal options. The Group has included renewal options that they are reasonably certain to exercise in the measurement of lease liabilities and right-of-use assets. The Group also has leases for various storage and parking locations. Leases expire on various dates through September 2034.

The carrying amount of right of use assets and accumulated amortization as of March 31, 2025 are as follows:

Facilities	$316,753,545
Parking and storage	11,887,953

328,641,498
Less: accumulated amortization	116,733,879

Right of use assets, net	$211,907,619

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 9 - Leases (Continued)

Right of Use Assets and Operating Lease Liabilities (Continued)

The right-of-use assets are amortized over the lease terms of the underlying assets which range from one to twelve years, on a straight-line basis. The weighted-average remaining lease term in years for operating leases is 5.91 and the weighted-average discount rate for operating leases is 5.55%. Amortization expense recognized for the three months ended March 31, 2025 was $9,771,113.

Operating lease liabilities are recognized initially at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of January 1, 2022 for existing leases at adoption and for new leases after adoptions, the discounted rate based on the new terms of the new lease.

Operating lease liabilities at March 31, 2025, are as follows:

Current portion	$42,239,300
Non-current portion	169,493,875

Operating lease liabilities	$211,733,175

Aggregate future minimum lease maturities under these leases at March 31, 2025 are as follows:

For the Twelve Months Ending March 31,
2026	$51,261,245
2027	50,058,459
2028	45,768,969
2029	29,341,369
2030	23,812,279
Thereafter	46,284,747

Total	246,527,068
Less: amount representing interest	34,793,893

Present value of future minimum lease payments	$211,733,175

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 9 - Leases (Continued)

Right of Use Assets and Operating Lease Liabilities (Continued)

The components of operating lease expense for the three months ended March 31, 2025 included in operating expenses on the accompanying combined statements of operations and comprehensive income is approximately as follows:

Operating lease costs	$18,500,000
Short-term lease costs	322,000
Sublease income	(9,000)

Total lease costs	$18,813,000

The Group subleases portions of its facilities to companies related by common ownership and management as a tenant-at-will. Short-term leases mainly consist of month-to-month leases with unrelated parties for vehicle storage facilities and additional parking.

Financing Lease

The Group has a finance lease for the use of a building located next to one of the dealerships expiring in January 2029, with a five-year renewal option. The lease includes monthly payments of $ 38,446 through January 2024 and monthly payments of $43,831 thereafter. The asset and liability under the financing lease are recorded at the present value of the minimum lease payments. The financing lease asset has been included in net property and equipment at $4,382,518 at March 31, 2025. The asset is depreciated over its estimated productive life. Accumulated depreciation for the financing lease asset was $2,010,802 at March 31, 2025, and depreciation expense was $154,678 for the three months ended March 31, 2025. The remaining principal balance of $1,822,434 at March 31, 2025, is recorded as financing lease liability, net of $439,105, which is included in current portion of finance lease liability in the accompanying combined balance sheets.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 9 - Leases (Continued)

Financing Lease (Continued)

The following is a schedule of the future minimum lease payments under the finance lease and the present value of the net minimum lease payments at March 31, 2025:

For the Twelve Months Ending March 31,
2026	$525,968
2027	525,968
2028	525,968
2029	438,307

2,016,211
Less: amount representing interest	193,777

Total principal payments	$1,822,434

Note 10 - Related Party Transactions

Management Agreements

JRM has management agreements with the dealerships owned by Herbert G. Chambers. The agreements are for a one-year term and automatically renew for successive one-year terms unless terminated in advance by the owner. Under these agreements, JRM collects an annual management fee.

The agreements require the dealerships to pay between $35,000 and $58,300 per month. The agreements include services relating to accounting, advertising, banking, controller, data processing and management information service, internet service, employee benefits, financing, factory relationships, human resource, insurance, internal audit, legal, marketing, operations, tax, training and used car management. In addition to the monthly management fees, certain dealerships pay an annual management fee that is computed at year end based on a formula which takes into account income earned by the certain dealerships and a return of invested equity in those dealerships. The proceeds of the annual management fee are used by JRM in calculation and payment of the consulting fee paid to Chambers Consulting Corp., as noted below.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 10 - Related Party Transactions (Continued)

Management Agreements (Continued)

For the three months ended March 31, 2025, management fees totaling $19,652,000, respectively, are eliminated from sales and operating expenses and have no effect on reported net income on the accompanying combined statements of operations and comprehensive income.

Consulting Agreement

The Group has an annual consulting agreement with Chambers Consulting Corp., a company related through common ownership. The annual fee is to be computed at year end based on a formula which takes into account total fees earned by The Herb Chambers Companies less direct expenses and overhead and profit for services not provided by the Group. The consulting agreement includes services relating to banking, financing, factory relationships, human resources, legal, marketing, tax, strategic planning, and acquisition planning. Total consulting fees for the three months ended March 31, 2025 is $10,750,000, and is included in operating expenses on the accompanying combined statements of operations and comprehensive income.

Due From (To) Owner

At March 31, 2025, the Group had amounts due to or from the owner. These amounts represent unsecured net non-interest bearing advances and borrowings with no specified maturity date. As of March 31, 2025, the net combined balance due from owner was $105,320,982, and is classified as an other asset on the accompanying combined balance sheets.

Insurance Program

The Group administers high deductible programs for the workers’ compensation and property and casualty insurance coverage for the dealerships. The policies, which renew annually on October 1, have deductibles ranging from $5,000 to $350,000; premiums cover all claims over the deductibles. At March 31, 2025, a $245,847 escrow funded by the Group to pay claims is included in other assets on the accompanying combined balance sheets. The dealerships make payments to JRM to create an insurance loss fund which will be used to replenish the escrow as claims within the deductible amount are paid. Since the Group is not an insurance company, it accounts for these payments, net of related premiums and insurance claims paid, as an insurance loss fund liability with a balance of $3,898,747 at March 31, 2025. At March 31, 2025, the insurance policies require the Group to maintain a letter of credit totaling $4,117,000.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 10 - Related Party Transactions (Continued)

Investment in Partnerships

JRM is the general partner of Avonwood Associates Limited Partnership and Geo Missy Limited Partnership. The Group has elected to account for its one percent ownership in each of the partnerships on the equity method of accounting as it believes that this method best reflects the position of the general partner. No income was recorded for these partnerships for the three months ended March 31, 2025.

Guarantee

Two operating entities in the Group, together with the owner, guarantee a $200,000,000 revolving line of credit. At March 31, 2025, the borrowing entities of the line of credit consisted of twenty-five related party real estate entities that the Group leases primary operating facilities from and are owned by the Group’s owner. The line of credit is used primarily for the purchase of operating facilities. The balance outstanding under the line of credit was $76,847,800 at March 31, 2025. The line of credit expires on September 30, 2025; however, management expects they will renew and extend the line of credit prior to September 30, 2025.

Note 11 - Retirement Plan

The Group and its affiliated organizations maintain a 401(k) plan covering all employees who have completed one year of service and attained 18 years of age. Participants may make elective deferrals from 1% to 50% of the participant’s eligible compensation, limited to a maximum annual as set periodically by the Internal Revenue Service. Participants’ contributions are matched by the Group at the rate of 50% up to 4% of the participants’ compensation. For the three months ended March 31, 2025, contributions were $553,104 and is included in operating expenses on the accompanying combined statements of operations and comprehensive income.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 12 - Supplemental Cash Flows

The following cash and non-cash transactions occurred during the three months ended March 31, 2025.

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$4,904,899
Income taxes	3,081,258

Supplemental disclosures of non-cash financing and investing activities:
Reinvestment of investment sales proceeds through brokerage accounts	$5,411,413
Transfer of company vehicles to used vehicle inventory	350,726
Unrealized loss in other comprehensive income	34,906

Note 13 - Contingencies and Commitments

The dealerships operated by the Group sell automobiles pursuant to franchise agreements with automobile manufacturers or authorized distributors of the manufacturer. Through the terms and conditions of these franchise agreements, manufacturers can exert considerable influence over the operations of the Group’s dealerships. Each franchise agreement includes provisions for the termination or non-renewal of the manufacturer-dealer relationship for a variety of causes. Under the terms of the franchise agreements, the Group is required to maintain minimum working capital requirements and other specific financial ratios. The loss of a Group’s franchise agreement could have a material adverse effect on the Group’s business, financial condition, and results of operations.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 13 - Contingencies and Commitments (Continued)

The Group participates in numerous factory incentive and warranty programs. The Group is reimbursed for these incentive and warranty claims based on individual program guidelines and rules. Such reimbursements are subject to audit and retroactive adjustments.

The Group is involved in lawsuits in the normal course of business. Management’s assessment is that none of these matters are anticipated to have a material adverse impact on the financial position, results of operations, or cash flows of the Group.

The Group is subject to federal and state environmental regulations, including rules relating to air and water pollution, and the storage and disposal of gasoline, oil and other chemicals and waste. Local, state and federal regulations also affect automobile dealerships’ advertising, sales and service, and financing activities. Management believes that the Group complies with all applicable laws and regulations relating to its business.

A significant portion of the Group’s business involves the sale of vehicles, parts, or vehicles composed of parts that are manufactured outside the United States. As a result, the Group’s operations are subject to customary risks of importing merchandise, including fluctuations in the relative values of currencies, import duties, exchange controls, trade restrictions, work stoppages and general political and socio-economic conditions in foreign countries. The United States or the countries from which the Group’s products are imported may, from time to time, impose new quotas, duties, tariffs, or other restrictions; or adjust presently prevailing quotas, duties, or tariffs, which may affect the Group’s operations and ability to purchase imported vehicles and/or parts at reasonable prices.

On September 10, 2024, the United States Attorney’s Office sent Civil Investigative Demands to eight entities of the Group in connection with its investigation into possible violations of the False Claims Act related to applications submitted for the issuance and forgiveness of Paycheck Protection Program (PPP) loans totaling $7,659,391. The issue concerns whether these entities were eligible for the PPP loans considering an Interim Final Ruling issued by the SBA which limited businesses that are part of a single corporate group to no more than $20,000,000 of PPP loans in the aggregate. Although the Group denies any liability under the False Claims Act or any other law related to this dispute, the Group has agreed to resolve this matter with the United States Attorney’s Office with a settlement payment of $11,841,143, which has been included in accounts payable and other accrued expenses at March 31, 2025 on the accompanying combined balance sheet.

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 14 - Common Stock

Common stock is comprised of the following as of March 31, 2025:

			Shares
	Par	Shares	Issued and
	Value	Authorized	Outstanding	Amount
Jennings Road Management Corp.	$--	5,000	100	$1,000
Herb Chambers Route 1, Inc.	1,500	200	200	300,000
Herb Chambers I-93, Inc.	25	200	200	5,000
Herb Chambers Commonwealth Avenue, Inc	--	200	200	1,000
Silver Star, Inc.	500	200	200	100,000
Herb Chambers 1172, Inc.	500	200	200	100,000
Herb Chambers Cambridge Street, Inc.	--	200	200	10,000
Herb Chambers Cadillac, Inc.	1	8,000	100	100
Herb Chambers 1186, Inc.	1	15,000	10,000	10,000
Herb Chambers 128, Inc.	1	15,000	10,000	10,000
Herb Chambers 44, Inc.	--	200	200	100,000
Herb Chambers Route 9, Inc.	--	200	200	10,000
Herb Chambers of Norwood, Inc.	--	200	200	50,000
Herb Chambers of Millbury, Inc.	2,500	200	200	500,000
Herb Chambers of Auburn, Inc.	1,630	500	200	326,000
Herb Chambers 1168, Inc.	2,500	200	200	500,000
Dave Dinger Ford, Inc.	--	2,000	1,000	284,000
Herb Chambers of Westborough, Inc.	5	200	200	1,000
Herb Chambers of Andover Street, Inc.	50	200	200	10,000
Herb Chambers 22 Brighton Ave, Inc.	5	200	200	1,000
Herb Chambers Boston Post Road, Inc.	--	200	200	10,000

THE HERB CHAMBERS COMPANIES

NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

Note 14 - Common Stock (continued)

			Shares
	Par	Shares	Issued and
	Value	Authorized	Outstanding	Amount
Herb Chambers I-95, Inc.	$1,250	200	200	$250,000
Herb Chambers of Wayland, Inc.	--	200	200	10,000
Herb Chambers of Natick, Inc.	--	200	200	10,000
Herb Chambers of Sudbury, Inc.	--	200	200	10,000
Herb Chambers 75 Otis Street, Inc.	--	200	200	10,000
Herb Chambers of Burlington, Inc.	--	200	200	10,000
Herb Chambers of Millbury II, Inc.	--	200	200	10,000
Herb Chambers Boston Turnpike, Inc.	--	200	200	10,000
Herb Chambers 395 Broadway, Inc.	--	200	200	10,000
Herb Chambers of Brookline, Inc.	--	200	200	10,000
Herb Chambers 1188, Inc.		200	200	10,000
Herb Chambers 62 Cambridge Street, Inc.	--	200	200	10,000

		50,900	26,800	$2,689,100

Note 15 – Subsequent Event

On July 21, 2025, subsequent to the combining balance sheet date, the Group completed its previously announced sale with Asbury Automotive Group, Inc. (“Asbury”) of substantially all of its assets, including real property and businesses of The Herb Chambers Companies (collectively, the “Businesses”), pursuant to a Purchase and Sale Agreement with various entities that comprise the Herb Chambers automotive dealership group for an aggregate net sale price of approximately $1.45 billion, which includes $750 million for goodwill, approximately $610 million for the real estate and leasehold improvements, and approximately $85 million for new vehicles, used vehicles, service loaners vehicles, fixed assets, parts and supplies, which is net of non-manufacturer floorplan of $375 million. The Businesses includes 33 dealerships, 52 franchises and three collision centers. The Group will retain ownership of the Mercedes-Benz of Boston dealership in Somerville, Massachusetts (Herb Chambers I-93, Inc.).